UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 3, 2008

WILSHIRE ENTERPRISES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-4673	84-0513668
(State or incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Gateway Center, Newark, NJ, 07102
(Address of principal executive offices)

(201) 420-2796
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On December 3, 2008, the Board of Directors of Wilshire Enterprises, Inc. (the “Company”) declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $1.00 per share, of the Company (the “Common Stock”). The dividend is payable on December 15, 2008 (the “Record Date”) to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series B Junior Participating Preferred Stock, par value $1.00 per share, of the Company (the “Preferred Stock”) at a price of $6.50 per one one-thousandth of a share of Preferred Stock (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Qualified Offer Plan Rights Agreement dated as of December 4, 2008, as the same may be amended from time to time (the “Rights Agreement”), between the Company and Continental Stock Transfer & Trust Company, as Rights Agent (the “Rights Agent”). The Rights will expire on December 4, 2018 (the “Final Expiration Date”), unless the Final Expiration Date is advanced or extended or unless the Rights are earlier redeemed or exchanged by the Company, in either case as described below.

In connection with the adoption of the Rights Agreement, the Board of Directors also adopted an annual independent director evaluation mechanism. Under this mechanism, an independent Board committee will review, on an ongoing basis, the Rights Agreement and developments in rights plans generally, and, if it deems appropriate, recommend modification or termination of the Rights Agreement. This independent committee will report to the Company’s Board at least once each year as to whether the Rights Agreement continues to be in the best interests of the Company’s stockholders.

The description of the Rights herein is qualified in its entirety by reference to the Rights Agreement and such exhibits thereto attached to this Current Report on Form 8-K. A copy of the Rights Agreement is available free of charge from the Company.

Item 1.02  Termination of a Material Definitive Agreement.

On December 3, 2008, the Company entered into a Termination Agreement with NWJ Apartment Holdings Corp. (the “Parent”) and NWJ Acquisition Corp. (the “Merger Sub” and, together with Parent and Company, the “Parties”) terminating the Agreement and Plan of Merger, dated as of June 13, 2008, among the Parties (the “Merger Agreement”). The Parties mutually agreed to terminate the Merger Agreement pursuant to the terms of the Merger Agreement.

The description of the termination of the Merger Agreement herein is qualified in its entirety by reference to the Termination Agreement. A copy of the Termination Agreement is attached to this Current Report on Form 8-K.

Item 3.03  Material Modification to Rights of Security Holders.

See Item 1.01 above.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1
Qualified Offer Plan Rights Agreement, dated as of December 4, 2008, between Wilshire Enterprises, Inc. and Continental Stock Transfer & Trust Company, as Rights Agent (which includes as Exhibit B the form of Rights Certificate and Election to Purchase).

10.1	Termination Agreement, dated as of December 3, 2008, between Wilshire Enterprises, Inc., NWJ Apartment Holdings Corp. and NWJ Acquisition Corp.

99.1	Press Release dated December 4, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 4, 2008	WILSHIRE ENTERPRISES, INC.
(Registrant)

	By:	/s/ S. Wilzig Izak
S. Wilzig Izak
Chairman of the Board and
Chief Executive Officer

EXHIBIT INDEX

4.1
Qualified Offer Plan Rights Agreement, dated as of December 4, 2008, between Wilshire Enterprises, Inc. and Continental Stock Transfer & Trust Company, as Rights Agent (which includes as Exhibit B the form of Rights Certificate and Election to Purchase).

10.1	Termination Agreement, dated as of December 3, 2008, between Wilshire Enterprises, Inc., NWJ Apartment Holdings Corp. and NWJ Acquisition Corp.

99.1	Press Release dated December 4, 2008.